Exhibit 99.1
N E W S R E L E A S E

MEDIA CONTACT
Amy Baker
VP, Corporate Communications and Marketing
MVB Bank
abaker@mvbbanking.com
(844) 682-2265

INVESTOR RELATIONS
Marcie Lipscomb
mlipscomb@mvbbanking.com
(844) 682-2265

MVB Financial Corp. Declares Third Quarter 2022 Dividend

(FAIRMONT, W.Va.) August 17, 2022 – MVB Financial Corp. (NASDAQ: MVBF) (“MVB Financial,” “MVB,” or the “Company”) has declared a quarterly cash dividend of $0.17 per share, maintaining the dividend declared in the previous quarter for shareholders of record as of September 1, 2022, payable on September 15, 2022. This is the third quarterly dividend for 2022, a 21% increase from third quarter 2022 compared to third quarter 2021.

“Robust loan growth and a favorable liquidity profile helped drive significant net interest margin expansion during the second quarter, while measures of asset quality remained stable,” said Larry F. Mazza, Chief Executive Officer, MVB Financial.

“As part of our MVB‐F1: Success Loves Speed Strategy, our fast track growth vehicles remained strong because of our large noninterest‐bearing deposit base, while our cost of funds held relatively steady. All in all, our growth vehicles are gaining speed through significant investment, highlighting the diversification inherent in our business strategy as we continue to maneuver in wet track conditions.

“We are pleased to continue to create value for shareholders. MVB continues to be opportunistic and look for deals that make sense to our business model. On August 12, we announced a merger with Integrated Financial Holdings, Inc. that accelerates both our SBA and Strategic Lending Partnerships growth vehicles to the benefit of our clients and shareholders.”

About MVB Financial Corp.
MVB Financial Corp., the holding company of MVB Bank, Inc. (“MVB Bank”), is publicly traded on The Nasdaq Capital Market® under the ticker “MVBF.” Nasdaq is a leading global provider of trading, clearing, exchange technology, listing, information and public company services. Through its subsidiary, MVB Bank, and MVB Bank's subsidiaries, the Company provides financial services to individuals and corporate clients, including Fintech clients throughout the United States. For more information about MVB, please visit http://ir.mvbbanking.com.

Forward-looking Statements
MVB has made forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, in this press release that are intended to be covered by the protections provided under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations about the future and subject to risks and uncertainties. Forward-looking statements include, without limitation, information concerning possible or assumed future results of operations of the Company and its subsidiaries. Forward-looking statements can be identified by the use of words such as “may,” “could,” “should,” “would,” “will,” “plans,” “believes,” “estimates,” “expects,” “anticipates,” “intends,” “continues,” or the negative of those terms or similar expressions. Note that many factors could affect the future financial results of the Company and its subsidiaries, both individually and collectively, and could cause those results to differ materially from those expressed in forward-looking statements. Therefore, undue reliance should not be placed upon any forward-looking statements. Those factors include but are not limited to: market, economic, operational, liquidity, and credit risk; changes in market interest rates; inability to achieve anticipated synergies and successfully integrate recent mergers and acquisitions; inability to successfully execute business plans, including strategies related to investments in financial technology companies; competition; length and severity of the COVID-19 pandemic and its impact on the Company’s business and financial condition; changes in economic, business, and political conditions; changes in demand for loan products and deposit flow; operational risks and risk management failures; and government regulation and supervision. Additional factors that may cause actual results to differ materially from those described in the forward-looking statements can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, as well as its other filings with the SEC, which are available on the SEC’s website at www.sec.gov. Except as required by law, the Company disclaims any obligation to update, revise, or correct any forward-looking statements.

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